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                                                                    Exhibit 10.2

                                FOURTH AMENDMENT
                                     TO THE
                 BIRDS EYE FOODS EXCESS BENEFIT RETIREMENT PLAN

      This Amendment is adopted by Birds Eye Foods, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (sometimes referred to herein as the "Employer").

                                   WITNESSETH

      WHEREAS, the Employer had adopted the BIRDS EYE FOODS EXCESS BENEFIT RETIREMENT PLAN (the "Plan") which was amended and restated effective December 1, 2000, and

      WHEREAS, in accordance with Section 6.1 of the Plan, the Employer has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

      WHEREAS, it is the intent of the Plan, as stated in its Preamble, to provide benefits that would have accrued under the Birds Eye Foods Master Salaried Retirement Plan except for the limitations under Section 401(a)(17) of the Internal Revenue Code, and

      WHEREAS, the Birds Eye Foods Master Salaried Retirement Plan provides a pre-retirement death benefit to the surviving spouse of a vested participant who dies either before or after the date the participant becomes eligible to commence benefits under the plan, and

      WHEREAS, in order to clarify current administrative procedure related to providing a pre-retirement death benefit in the event of death before age 55, the Employer now wishes to amend the Plan,




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NOW,  THEREFORE,  Section IV (Death  Benefits  Payable) is amended by  replacing
Section 4.1 with the following:

4.1 If a vested participant should die before commencing benefits hereunder, the participant's surviving spouse shall receive a benefit determined in accordance with Section III, as if the participant had retired on the date of his death, elected a Surviving Spouse Annuity, commenced receiving a benefit on the first of the month coincident with or next following the later of his date of death or when the participant would have attained age 55, and died the following day.

      IN WITNESS WHEREOF, this Amendment has been executed this 9th day of December, 2005.

                                         BIRDS EYE FOODS, INC.

                                         By: \s\ Lois Warlick-Jarvie
                                         Title: Vice President Human Resources